SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported)
August 9, 2002

CELERIS CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	0-26390	41-1545493

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

1801 West End Avenue, Suite 750, Nashville, Tennessee 37203
(Address of principal executive offices)

(615) 341-0223
(Registrant’s telephone number, including area code:)

Not applicable
(Former name or former address,
if changed since last report

Item 4. Changes to Registrant’s Certifying Accountants
Item 7: Financial Statements, Pro Forma Financial Information and Exhibits
Signatures

Celeris Corporation
Report on Form 8-K
August 9, 2002

Item 4. Changes to Registrant’s Certifying Accountants	3

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits	3

Signature	4

Item 4. Changes to Registrant’s Certifying Accountants

Celeris Corporation’s (“the Company”) independent accountants, the Nashville TN office of Arthur Andersen LLP, recently ceased operations. As such, the Company will no longer engage Arthur Andersen LLP. The Company’s Board of Directors has not yet engaged a new independent auditor.

During the two year period ended December 31, 2001 and for the subsequent period through the date hereof, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Andersen’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two-year period ended December 31, 2001 and for the subsequent period through the date hereof.

The audit reports of Andersen on the consolidated financial statements of the Company and subsidiaries as of and for the two years in the period ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that the audit report for the last year contained an emphasis with respect to uncertainty about the Company’s ability to continue as a going concern.

The Company has requested Arthur Andersen LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A representative of Arthur Andersen LLP has informed the Company that Arthur Andersen LLP is no longer furnishing such letters.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits

         None.

Signatures

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Celeris Corporation

By:	/s/ Barbara A. Cannon

Barbara A. Cannon President and Chief Executive Officer

Date: August 8, 2002